Exhibit 4.1

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of December 19, 2019, by and among SQZ Biotechnologies Company, a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) possess registration rights, information rights, rights of first offer, and other rights pursuant to a Second Amended and Restated Investors’ Rights Agreement, dated as of May 11, 2018, among the Company and such Investors (the “Prior Agreement”);

WHEREAS, the Existing Investors desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series D Preferred Stock Purchase Agreement of even date herewith among the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the parties hereto;

NOW, THEREFORE, the Company and the Existing Investors hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and all of the parties hereto further agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For the avoidance of doubt, (i) American General Life Insurance Company shall be deemed to be an Affiliate of American Home Assurance Company, (ii) LS Polaris Innovation Fund, L.P. shall be deemed to be an Affiliate of Polaris Partners VII, L.P., (iii) The Invus Group, LLC shall be deemed to be an Affiliate of Artal International SCA, (iv) the following shall be deemed to be an Affiliate of Global Health Science Fund I, L.P. and Global Health Science Fund II, L.P.: (1) Global Health Science Fund I, L.P., Global Health Science Fund II, L.P. (2) any investment fund (whether a corporation, limited partnership, trust, or other entity) now or hereafter existing to which (I) GHS Investment Management (Cayman) Company Limited, (II) GHS Partners Limited, GHS Partnership, L.P., GHS Partnership II, L.P. (III) GF Investments (Hong Kong) Company Limited, (IV) Quark Venture Inc., or (V) any of their Affiliates which provides management or investment advisory services (including indirectly through a joint venture arrangement), including any other investment entity jointly managed by Quark Venture Inc. (or its Affiliates) and GF Investments (Hong Kong) Company Limited (or its Affiliates); (3) the limited partners of (1) above and the limited partners and holders of any investment fund stipulated in (2) above; and (4) any Affiliate of any Person stipulated in (1)-(3) above, and (v) without limiting the generality of the foregoing, Affiliate shall include, with respect to Temasek (as defined below), its Affiliates (including Temasek’s ultimate holding company, Temasek Holdings (Private) Limited (“Temasek Holdings”), and Temasek Holdings’ direct and indirect wholly owned companies (1) whose boards of directors or equivalent bodies comprise solely nominees or employees of (I) Temasek Holdings, (II) Temasek Pte. Ltd., and/or (III) wholly owned direct or indirect subsidiaries of Temasek Pte. Ltd. and (2) whose principal activities are that of investment holdings, financing, and/or the provision of investment advisory and consultancy services).

1.2 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

2

1.8 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9 “GAAP” means generally accepted accounting principles in the United States.

1.10 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.11 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.12 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.14 “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.15 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least twenty percent (20%) of the shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) held by such Investor on the date hereof.

1.16 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.17 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.18 “Preferred Director” means any director of the Company that the holders of record of the shares of Preferred Stock, exclusively and as a separate class, are entitled to elect pursuant to the Company’s Amended and Restated Certificate of Incorporation.

1.19 “Preferred Stock” means, collectively, shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series Seed Preferred Stock.

3

1.20 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.21 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.23 “SEC” means the Securities and Exchange Commission.

1.24 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Counsel or Holder Counsel, as applicable, borne and paid by the Company as provided in Subsection 2.6.

1.28 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.29 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

1.30 “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

1.31 “Series D Major Investor” means (i) any Investor that, individually or together with such Investor’s Affiliates, purchased pursuant to the Purchase Agreement and

4

continues to hold at least 358,680 shares of Series D Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) and (ii) any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that, individually or together with such Investor’s Affiliates, purchased pursuant to the Purchase Agreement and continues to hold at least 150,000 shares of Series D Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) .

1.32 “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.001 per share.

1.33 “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.001 per share.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $15 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

5

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period ; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of submission or filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Subsection 2.1(a) within the twelve (12) month period immediately preceding the date of such request; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of submission or filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

6

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration or the IPO), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in

7

their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

8

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

9

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2 or pursuant to an IPO, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel,”) or, in the case of an IPO, the Major Investors (“ Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who

10

controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

11

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

12

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any Additional Purchaser who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to

13

purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER

14

MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

15

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the same of all of such Holder’s shares without limitation during a three-month period without registration; and

(c) the fifth anniversary of the IPO.

3. Information Rights.

3.1 Delivery of Financial Statements. At any time when at least 150,000 shares of Preferred Stock or Common Stock issued upon conversion of such Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) are outstanding, the Company shall deliver to each Major Investor the following, provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company, and provided, further, that any Major Investor who is an investment firm will (as well as, in the case of each of Temasek, American General Life Insurance Company and American Home Assurance Company, its Affiliates) not be deemed a competitor for purposes of this Section 3.1:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company with the approval of the Board of Directors;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company and within one hundred twenty (120) days after the end of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and

16

the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(f) with respect to the financial statements called for in Subsection 3.1(a), Subsection 3.1(b) and Subsection 3.1(d), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b) and Subsection 3.1(d)) and fairly present in all material respects the financial condition of the Company and its results of operation for the periods specified therein; and

(g) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of submission or filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

17

3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, whichever event occurs first.

3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Series D Major Investor. A

18

Series D Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Series D Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement and (y) agrees to purchase at least such number of New Securities as are allocable hereunder to the Series D Major Investor holding the fewest number of Preferred Stock and any other Derivative Securities.

(a) The Company shall give notice (the “Offer Notice”) to each Series D Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Series D Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Series D Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Series D Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Series D Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Series D Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which the Series D Major Investors were entitled to subscribe but that were not subscribed for by the Series D Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or

19

Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Series D Major Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Amended and Restated Certificate of Incorporation) and (ii) shares of Common Stock issued in the IPO.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) at any time when less than 150,000 shares of Series D Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) remain outstanding, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance and term “key-person” insurance on Armon Sharei in an amount of no less than $3 million and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors, including the approval of a majority of the Preferred Directors then in office. In addition, unless approved by the Board of Directors, the Company shall maintain a Directors and Officers liability insurance policy in an amount of at least two million dollars ($2,000,000).

5.2 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a non-solicitation, non-competition, non-disclosure and proprietary rights assignment agreement including a twelve (12) month non-competition and non-solicitation obligation substantially in a form reasonably acceptable to the Board of Directors, including a majority of the Preferred Directors then in office. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors, including a majority of the Preferred Directors then in office.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors then in office, all future employees and

20

consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors then in office, the Company shall retain a “right of first refusal” on employee transfers until the IPO, no agreements restricted stock or stock option agreements shall contain any provisions providing for acceleration of vesting, and the Company shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Matters Requiring Board Approval. The Company hereby covenants and agrees with each of the Investors that it shall not, and shall take any and all actions to ensure that any direct or indirect subsidiary of the Company shall not, without approval of the Board of Directors, including a majority of the Preferred Directors then in office:

(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of any employee stock or option plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy, if any, approved by the Board of Directors;

(e) incur any aggregate indebtedness in excess of $750,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f) otherwise enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b 2 promulgated under the Exchange Act) of any such Person, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, except for transactions contemplated by this Agreement and the Purchase Agreement;

21

(g) hire, terminate, or materially change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(j) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $1,000,000.

5.5 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the directors for all reasonable out-of-pocket and travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors and other Company business. Each director elected by the holders of Preferred Stock shall be entitled in such person’s discretion to be a member of any committee of the Board of Directors.

5.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Amended and Restated Certificate of Incorporation, or elsewhere, as the case may be.

5.7 Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement of even date herewith among the Investors and the Company), the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the Major Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other

22

reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

5.8 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Amended and Restated Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.9 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of Elbrus Investments Pte. Ltd. (“Temasek”), Everblue SQZ 2018 LLC (“Everblue”), Global Health Science Fund II, L.P. (“GHSF”), NanoDimension II, L.P. (“ND”), Polaris Venture Partners VII, L.P. (“Polaris”), CRA Fund II LLC (“CRA”), 20/20 Healthcare Partners (“20/20 Healthcare”), Bridger Healthcare, Ltd (“Bridger”), Artal International SCA (“Invus”) and Illumina Innovation Fund I, L.P. (“Illumina”), together with their respective Affiliates (which, in the case of CRA, shall include Berkshire Partners LLC and Stockbridge Partners LLC), is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees and acknowledges that each of American General Life Insurance Company and American Home Assurance Company (collectively, “American”) together with their respective Affiliates, invests in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby

23

agrees that, to the extent permitted under applicable law, Temasek, American, Everblue, GHSF, ND, Polaris, CRA, 20/20 Healthcare, Bridger, Invus and Illumina shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Temasek, American, Everblue, GHSF, ND, Polaris, CRA, 20/20 Healthcare, Bridger, Invus or Illumina, or any of their respective Affiliates, in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of Temasek, American, Everblue, GHSF, ND, Polaris, CRA, 20/20 Healthcare, Bridger, Invus or Illumina, or any of their respective Affiliates, to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, with a breach of the Management Rights Letter between the Company and Polaris, or with a breach of the Management Rights Letter between the Company and 20/20 Healthcare, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.10 FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.11 Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.6, 5.7 and 5.8, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, whichever event occurs first.

24

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement, including the registration rights set forth in Section 2, may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate, partner or shareholder of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least five percent (5%) shares of such Holder’s Registrable Securities held as of the date hereof (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) no transfer shall be made to a Person that the Board has reasonably determined is a competitor of the Company (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of the preceding sentence, the Company agrees that neither Temasek (nor any of its Affiliates), ND nor Polaris shall be a “competitor” of the Company solely by virtue of the businesses of their portfolio companies; and the Company further agrees that American (nor any of their Affiliates) shall be a “competitor” of the Company solely by virtue of the businesses of the companies in which they have invested. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

25

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Latham & Watkins LLP, Attn: Peter N. Handrinos, 200 Clarendon Street, 27th Floor, Boston, MA 02116.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; and provided further that Section 4 of this Agreement shall not be amended or waived without the written consent of the Series D Major Investors holding a majority of the Registrable Securities then outstanding (based on the number of Registrable Securities then held by all Series D Major Investors). Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor or Series D Major Investor without the written consent of such Investor or Series D Major Investor, as the case may be, unless such amendment, termination, or waiver applies to all Investors or Series D Major Investors, as the case may be, in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Series D Major Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Series D Major Investors may nonetheless, by agreement with the Company, purchase securities in such transaction) and (b) Subsections 3.1 and 3.2 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Subsection 6.6) may not be amended, terminated or waived without the written consent of the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

26

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series D Preferred Stock after the date hereof to Additional Purchasers, any such Additional Purchaser may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such Additional Purchaser, so long as such Additional Purchaser has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. The Prior Agreement is hereby amended and restated to read in its entirety as set forth in this Agreement, and shall have no further force or effect.

6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR

27

THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

28

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

SQZ Biotechnologies Company

By:	/s/ Armon Sharei, Ph.D.
Name:	Armon Sharei, Ph.D.
Title:	Chief Executive Officer

Address:	134 Coolidge Avenue Watertown, MA 02472

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NanoDimension II, L.P.

By: NanoDimension II Management Limited,
its General Partner

By:	/s/ Jonathan Nicholson
Name:	Jonathan Nicholson
Title:	Director

Address:	c/o NanoDimension II Management Limited
Governor’s Square, Unit 3-213-6
P.O. Box 526 WB
23, Lime Tree Bay Ave
Grand Cayman, KY1-1302
Cayman Islands

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Polaris Partners VII, L.P.

By: Polaris Management Co. VII, L.L.C.,
Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

Address:	One Marina Park Drive, 10th Floor
Boston, MA 02210

Polaris Partners Entrepreneurs’ Fund VII, L.P.

By: Polaris Management Co. VII, L.L.C.,
Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

Address:	One Marina Park Drive, 10th Floor
Boston, MA 02210

Polaris Innovation Fund, L.P.

By: LS Polaris Innovation Fund GP, L.L.C.,
Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

Address:	One Marina Park Drive, 10th Floor
Boston, MA 02210

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Bridger Healthcare, Ltd.

By:	/s/ Bridger Healthcare, Ltd.
Name:	Neil L. Cammarosano
Title:	Director

Address:	90 Park Avenue, Fl. 40
New York, NY 10016
bridgerops@bridgercapital.com

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CRA Fund II LLC
By: Berkshire Partners LLC, its Manager

By:	/s/ Daniel P. Carbonneau
Name:	Daniel P. Carbonneau
Title:	Director

Address:	c/o Berkshire Partners LLC
200 Clarendon Street, 35th Floor
Boston, MA 02116

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ Paul S. Mashikian
Paul S. Mashikian

/s/ Derek Reisinger
Derek Reisinger

Jonathan Grenzke

Kirstan Barnett

/s/ Seth Robbins
Seth Robbins

/s/ Valerie J. Friedman / /s/ Mark A. Friedman
Valerie J. Friedman and Mark A. Friedman, JTWROS

/s/ Eugene Sorets
Eugene Sorets

Sergey Iskoz Living Trust Dated August 5, 2009

By:	/s/ Sergey Iskoz
Name:	Sergey Iskoz
Title:	Trustee

/s/ Igor Chterental
Igor Chterental

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ Armon Sharei, Ph.D.
Armon Sharei, Ph.D.

/s/ Klavs F. Jensen, Ph.D.
Klavs F. Jensen, Ph.D.

Dennis Slutsky and Fran Slutsky

The Adam Slutsky Irrevocable Trust of 2012

By:
Name:
Title:

Chia-Ming Chu

Pinnacle Investment Holding Inc.

By:
Name:
Title:

Dale Okonow

Dale Samuel Okonow 1995 Trust Agreement #1

By:
Name:	Andrew J. Stamelman
Title:	Trustee

Gideon Argov

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Lee Price Family Limited Partnership

By:
Name:
Title:

The Aytay Revocable Trust, September 9, 2011

By:
Name:
Title:	Trustee

Robert and Maryann Hinden JTWROS

Robert Lensch

Ronjon Nag

Frederick A. Oldenburg, Jr.

Luke Burns

Brian Gilbert

Catherine Gilbert

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

GV 2016, L.P.
By: GV 2016 GP, L.P., its General Partner
By: GV 2016 GP, L.L.C., its General Partner

By:	/s/ Daphne Chang
Name:	Daphne M. Chang
Title:	Authorized Signatory

GV 2017, L.P.
By: GV 2017 GP, L.P., its General Partner
By: GV 2017 GP, L.L.C., its General Partner

By:	/s/ Daphne Chang
Name:	Daphne M. Chang
Title:	Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Illumina Innovation Fund I, L.P.

By: Illumina Innovation Fund I, GP, L.L.C.,
Its General Partner

By:	/s/ Nicholas Naclerio
Name:	Nicholas Naclerio
Title:	Managing Member

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ William F. Power
William F. Power

Jeffrey Park

John Maraganore

David Schechter

Ryan Aytay

/s/ Amy Schulman
Amy Schulman

Joseph S. Patt

Ari Zweiman

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Elbrus Investments Pte. Ltd.

By:	/s/ Khou Shih
Name:	Khou Shih
Title:	Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

AVG-SCB SQZ BIOTECH 2019 LLC

By:	/s/ Anton Simunovic
Name:	Anton Simunovic
Title:	Trustee

Address:	70 Federal Street, 6th Floor
Boston, MA 02110

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Maxwell Harold Friedman 2010 Irrevocable Trust

By:	/s/ Valerie J. Friedman
Name:	Valerie J. Friedman
Title:	Trustee

Address:	[XXX]
[XXX]

Alexander Milton Friedman 2010 Irrevocable Trust

By:	/s/ Valerie J. Friedman
Name:	Valerie J. Friedman
Title:	Trustee

Address:	[XXX]
[XXX]

Daniel Aaron Friedman 2010 Irrevocable Trust

By:	/s/ Valerie J. Friedman
Name:	Valerie J. Friedman
Title:	Trustee

Address:	[XXX]
[XXX]

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President of the General Partner

Address:	c/o The Invus Group
750 Lexington Avenue
New York, NY 10022

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

LIME STREET VENTURES, LLC

By:	/s/ Paul S. Mashikian
Name:	Paul S. Mashikian
Title:	President

Address:	36 Lime Street
Boston, MA 02108

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ David Schechter
David Schechter

/s/ Igor Chterental
Igor Chterental

/s/ Tim Brown
Tim Brown

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ Benjamin Silver
Benjamin Silver

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

JDFR TID FUND, LLC

By:	/s/ Katie Ellias
Name:	Katie Ellias
Title:	Managing Director

Address:	200 Vesey Street, 28th Floor
New York, NY 10281 Attn: Ms. Katie Ellias

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

GV 2019, L.P.
By:	GV 2019 GP, L.P., its General Partner
By:	GV 2019 GP, L.L.C., its General Partner

By:	/s/ Daphne M. Chang
Name:	Daphne M. Chang
Title:	Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written below.

INVESTORS:

Date: 2/14/2020	/s/ James Riley McNab III
James Riley McNab III

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written below.

INVESTORS:

SAMSUNG SECURITIES CO., LTD. Acting in its capacity as trustee for QUAD Healthcare Multi-Strategy 8 Fund

Date: June 19, 2020	By:	/s/ Chang Seok Hoon
	Name:	Chang Seok Hoon
	Title:	President & CEO

Address:	Seocho-daero 74 Gil 11, Seocho-gu
Seoul, Korea 06620

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

JOINDER TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned party has executed this Third Amended and Restated Investors’ Rights Agreement as of the date set forth below.

INVESTOR:

AIG DECO FUND I, LP

	By:	AIG DECO Fund I GP, LLC its general partner

	By:	AIG Fund GP Holdings, LLC, its managing member

	By:	AIG Capital Corporation, its managing member

Date of Execution: July 22, 2020	By:	/s/ Jillian Moo-Young
	Name:	Jillian Moo-Young
	Title:	Managing Director, AIG Asset Management (U.S.), LLC

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

JOINDER TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned party has executed this Third Amended and Restated Investors’ Rights Agreement as of the date set forth below.

INVESTOR:

Brian Gilbert, as trustee of the Brian T. Gilbert Revocable Trust, as equal tenant in common with the Catherine Gilbert Revocable Trust

Date: August 18, 2020	By:	/s/ Brian T. Gilbert
	Name:	Brian T. Gilbert
	Title:	Trustee

Catherine Gilbert, as trustee of the Catherine Gilbert Revocable Trust, as equal tenant in common with the Brian T. Gilbert Revocable Trust

Date: August 18, 2020	By:	/s/ Catherine Gilbert
	Name:	Catherine Gilbert
	Title:	Trustee

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors

Name	Address

Elbrus Investments Pte. Ltd.	60B Orchard Road, #06-18 Tower 2 The Atrium@Orchard Singapore 238891

NanoDimension II, L.P.	c/o NanoDimension II Management Limited Governor’s Square, Unit 3-213-6 P.O. Box 526 WB 23, Lime Tree Bay Ave Grand Cayman, KY1-1302 Cayman Islands Email: [XXX]

Polaris Partners VII, L.P.	One Marina Park Drive, 10th Floor Boston, MA 02210 Email: [XXX]

Polaris Entrepreneurs’ Fund VII, L.P.	One Marina Park Drive, 10th Floor Boston, MA 02210 Email: [XXX]

LS Polaris Innovation Fund, L.P.	One Marina Park Drive, 10th Floor Boston, MA 02210 Email: [XXX]

Bridger Healthcare, Ltd.	Bridger Management LLC 90 Park Avenue, Fl. 40 New York, NY 10016 Email: [XXX]

20/20 Healthcare Partners	2000 Commonwealth Avenue, #200 Auburndale, MA 02466 Email: [XXX]

20/20 SQZ Investors II LLC	2000 Commonwealth Avenue, #200 Auburndale, MA 02466 Email: 20/20sqz.llc@brcap.com

Strong Bridge, LLC	880 Winter Street, Suite 350 Waltham, MA 02451 Email: [XXX]

CRA Fund II LLC	c/o Berkshire Partners LLC 200 Clarendon Street, 35th Floor Boston, MA 02116 Email: [XXX]

Paul S. Mashikian	[XXX] [XXX]

Derek Reisinger	[XXX] [XXX]

Jonathan Grenzke	[XXX] [XXX]

Jonathan H. Grenzke Trust	[XXX] [XXX]

Kirstan Barnett	[XXX] [XXX]

KBB Capital LLC	444 Mount Auburn Street #5 Watertown, MA 02472 Email: [XXX]

Seth Robbins	[XXX] [XXX]

Valerie J. Friedman and Mark A. Friedman, JTWROS	[XXX] [XXX]

Maxwell Harold Friedman 2010 Irrevocable Trust	[XXX] [XXX]

Alexander Milton Friedman 2010 Irrevocable Trust	[XXX] [XXX]

Daniel Aaron Friedman 2010 Irrevocable Trust	[XXX] [XXX]

Eugene Sorets	[XXX] [XXX]

Sergey Iskoz, as Trustee of the Sergey Iskoz Living Trust dated August 5, 2009	[XXX] [XXX]

Igor Chterental	[XXX] [XXX]

Armon Sharei	[XXX] [XXX]

Klavs F. Jensen	[XXX] [XXX]

Dennis Slutsky and Fran Slutsky, jointly	[XXX] [XXX]

The Adam Slutsky Irrevocable Trust of 2012	[XXX] [XXX]

Chia-Ming Chu	[XXX] [XXX]

Pinnacle Investment Holding Inc.	1160 Mission Street, #602 San Francisco, CA 94103 Email: [XXX]

Dale Okonow	[XXX] [XXX]

Dale Samuel Okonow 1995 Trust Agreement #1	[XXX] [XXX]

Gideon Argov	[XXX] [XXX]

Ronjon Nag	[XXX] [XXX]

Luke Burns	[XXX] [XXX]

Robert Lensch	[XXX] [XXX]

Brian Gilbert	[XXX] [XXX]

Brian T. Gilbert Revocable Trust, as may be amended and Catherine Gilbert Revocable Trust, as may be amended, as equal tenants in common	[XXX] [XXX]

The Aytay Revocable Trust, September 9, 2011	[XXX] [XXX]

Robert and Maryann Hinden JTWROS	[XXX] [XXX]

Frederick A. Oldenburg, Jr.	[XXX] [XXX]

Lee Price Family Limited Partnership	[XXX] [XXX]

GV 2016, L.P.	Attn: GV Legal Department 1600 Amphitheatre Parkway Mountain View, CA 94043 Email: notice@gv.com

GV 2017, L.P.	Attn: GV Legal Department 1600 Amphitheatre Parkway Mountain View, CA 94043 Email: notice@gv.com

GV 2019, L.P.	Attn: GV Legal Department 1600 Amphitheatre Parkway Mountain View, CA 94043 Email: notice@gv.com

Global Health Science Fund I, L.P.	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. E-mail: [XXX]

Global Health Science Fund II, L.P.	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. E-mail: [XXX]

The Zafrira Avnur Revocable Trust dated March 3, 2015	[XXX] [XXX]

Catherine B Reynolds Revocable Trust	[XXX] [XXX]

Catherine B. Reynolds 2014 Irrevocable Grantor Trust f/b/o Megan Reynolds	[XXX] [XXX]

VP Company Investments 2016, LLC	c/o Latham & Watkins LLP – Attn: CFO 555 West Fifth Street, Suite 800 Los Angeles, CA 90013-1021 Email: investment.administration@lw.com Fax: (213) 891-7123

Dikigoros Holdings LLC	c/o Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 Email: [XXX] Fax: (617) 948-6001

Invus Public Equities, L.P.	c/o The Invus Group, LLC 750 Lexington Avenue New York, NY Email: [XXX]

Illumina Innovation Fund I, L.P.	200 Lincoln Centre Drive, Suite 300-A Foster City, CA 94404 Email: [XXX]

Everblue SQZ 2018 LLC	c/o Everblue Management LLC 717 Fifth Avenue, 26th Floor New York, NY 10022 Email: [XXX]

Palkon Holdings, LLC	c/o Palkon Capital Management LLC 119 Washington Ave. Suite 405 Miami Beach, Florida 33139 Attn: Chief Operating Officer Email: Confirmations@palkoncap.com

SE2 Investments 2018 LLC	SE2 INVESTMENTS 2018 LLC 993 Park Avenue, Apartment 5E New York, NY 10028 Email: [XXX]

Edward Couch	[XXX] [XXX]

David Greenspan	[XXX] [XXX]

Ethan Binder	[XXX] [XXX]

James R. McNab III	[XXX] [XXX]

Jams R. McNab, Jr.	[XXX] [XXX]

BTCSJC Music, LLC	3903 Balcones Drive Austin, TX 787031 Email: [XXX]

Joe Bialous	[XXX] [XXX]

WTF Stronghold LLC	c/o Stronghold Resource Partners 3811 Turtle Creek Blvd., Suite 800 Dallas, TX 75219 Email: [XXX]

Tim Brown	[XXX] [XXX]

Amy Schulman	[XXX] [XXX]

William F. Power	[XXX] [XXX]

Jeffrey Park	[XXX] [XXX]

John Maraganore	[XXX] [XXX]

David Schechter	[XXX] [XXX]

Joseph S. Patt	[XXX] [XXX]

Ari Zweiman	[XXX] [XXX]

JDFR TID Fund, LLC	[XXX] [XXX]

Sang Park	[XXX] [XXX]

Akshay K. Vaishnaw	[XXX] [XXX]

Acute Bonanza Limited	Orient Life Investment Holding Company, LLC Suite 301, 125 Cambridge Park Drive, Cambridge, MA 02140. Email: [XXX]

Zheng Zhaoqing, Ph.D.	[XXX] [XXX]

Mashikian Family Irrevocable GST Trust of 2018	[XXX] [XXX]

Lime Street Ventures, LLC	[XXX] [XXX]

AVGF – SCV1 SQZ Biotech 2018, LLC	Anton Simunovic 70 Federal Street, 6th Floor Boston, MA 02110 [XXX]

AVG – SCV SQZ Biotech 2019 LLC	Anton Simunovic 70 Federal Street, 6th Floor Boston, MA 02110 [XXX]

Benjamin Silver	[XXX] [XXX]

JMCR Partners Limited	334 Aidisheng Road Pudong New District Shanghai 201203 China

PENSCO Trust Company, Custodian, FBO Gideon Argov, IRA	PENSCO Trust Company, LLC P.O. Box 173859 Denver, CO 80217-3859 [XXX]

Samsung Securities Co., Ltd., as trustee for QUAD Healthcare Multi-Strategy 8 Fund	Seocho-daero 74 Gil 11, Seocho-gu Seoul, Korea 06620

AIG DECO Fund I, LP	c/o AIG Asset Management (U.S.), LLC 80 Pine Street, 8th Floor New York, New York 10005 [XXX]

AMENDMENT NO. 2 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 2 to Third Amended and Restated Investors’ Rights Agreement (this “Amendment”) is made and entered into as of February 9, 2021, by and among SQZ Biotechnologies Company, a Delaware corporation (the “Company”), and the undersigned Investors (as defined below), and amends that certain Third Amended and Restated Investors’ Rights Agreement, dated as of December 19, 2019, as amended (the “Agreement”), by and among the Company and the investors listed on Schedule A attached thereto (each an “Investor” and together the “Investors”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Company and the undersigned Investors desire to amend the Agreement as set forth below.

WHEREAS, Subsection 6.6 of the Agreement provides that any term of the Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding.

WHEREAS, the undersigned Investors constitute the holders of a majority of the outstanding Registerable Securities.

AGREEMENT

The parties hereto agree as follows:

1.	Amendments.

(a) Subsection 1.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“”Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (v) a registration by the Company relating to the offer and sale of its Common Stock in connection with a public offering of such securities that is consummated within 180 days of the IPO.””

(b) Subsection 1.20 of the Agreement is hereby amended and restated in its entirety to read as follows:

“”Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after December 19, 2019 and prior to the IPO; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1 and any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

(c) Subsection 2.13 of the Agreement is hereby amended and restated in its entirety to read as follows:

Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 of this Agreement, or to receive any notices hereunder or to vote, consent to, waive or otherwise exercise any rights with respect to any amendment, consent, waiver or other right hereunder shall terminate, and any shares held by a Holder shall cease to be Registrable Securities, upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the same of all of such Holder’s shares without limitation during a three-month period without registration;

(c) the fifth anniversary of the IPO; and

(d) such time as the Holder is not an Affiliate of the Company (as determined by the Company).”

2.

Reference to and Effect on the Agreement. On or after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

3.	No Other Amendments. Except as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

2

4.

Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.	Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

6.

Governing Law. This Amendment shall be governed by the internal law of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

(Signature Pages Follow)

3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SQZ BIOTECHNOLOGIES COMPANY

By:	/s/ Armon Sharei
Name:	Armon Sharei, Ph.D.
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

Elbrus Investments Pte. Ltd.

By:	/s/ Khoo Shih
Name:	Khoo Shih
Title:	Authorized Signatory

GLOBAL HEALTH SCIENCE FUND I, L.P.
Signed for and on behalf of GHS Partners Limited, acting as the general partner of GHS Partnership I L.P. being the general partner of Global Health Science Fund I, L.P.

By:	/s/ Karimah Es Sabar
Name:	Karimah Es Sabar
Title:	Director

GLOBAL HEALTH SCIENCE FUND II, L.P.
Signed for and on behalf of GHS Partners Limited, acting as the general partner of GHS Partnership II L.P. being the general partner of Global Health Science Fund II, L.P.

By:	/s/ Karimah Es Sabar
Name:	Karimah Es Sabar
Title:	Director

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

AIG DECO FUND I, LP
By: AIG Asset Management (U.S.), LLC as its investment advisor

By:	/s/ Matthew Laermer
Name:	Matthew Laermer
Title:	Managing Director

NanoDimension II, L.P.

By: NanoDimension II Management Limited,
Its General Partner

By:
Name:
Title:

AVG - SCV SQZ Biotech 2019 LLC

By:
Name:
Title:

AVGF – SCV1 SQZ Biotech 2018, LLC

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

Polaris Partners VII, L.P.

By: Polaris Management Co. VII, L.L.C.,
Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

Polaris Entrepreneurs’ Fund VII, L.P.

By: Polaris Management Co. VII, L.L.C.,
Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

LS Polaris Innovation Fund, L.P.

By: LS Polaris Innovation Fund GP, L.L.C.,
Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

David Schechter

Derek Reisinger

Eugene Sorets

Igor Chterental

Seth Robbins

Tim Brown

William F. Power

Benjamin Silver

James Riley McNab III

Jonathan Grenzke

Kirstan Barnett

/s/ Armon Sharei
Armon Sharei, Ph.D.

/s/ Klavs F. Jensen
Klavs F. Jensen, Ph.D.

Sang Park

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:
KBB Capital LLC
By:
Name:
Title:
SE2 Investments 2018 LLC
By:
Name:
Title:
Palkon Holdings, LLC
By:
Name:
Title:
Everblue SQZ 2018 LLC
By:
Name:
Title:
VP Company Investments 2016, LLC
By:
Name:
Title:
Dikigoros Holdings LLC
By:
Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:
Dale Samuel Okonow 1995 Trust Agreement #1

By:
Name:
Title:

Pinnacle Investment Holding Inc.

By:
Name:
Title:

Gideon Argov

Jeffrey Park

/s/ Zheng Zhaoqing
Zheng Zhaoqing, Ph.D.

John Maraganore

Amy Schulman

Joseph S. Patt

Dale Okonow

Ari Zweiman

Akshay K. Vaishnaw

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

Frederick A. Oldenbrug, Jr.

Robert Hinden

Maryann Hinden

Robert Lensch

Luke Burns

Ronjon Nag

Chia-Ming Chu

Seth Robbins

Robert Hinden

James R. McNab, Jr.

Ethan Binder

/s/ David Greenspan
David Greenspan

Edward Couch

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:
Joe Bialous

Gideon Argov
Pensco Trust Company, Custodian, FBO Gideon Argov, IRA
By:
Name:
Title:

JMCR Partners Limited
By:	/s/ Jun Mao
Name:	Jun Mao
Title:	Director
Acute Bonanza Limited
By:	/s/ illegible
Name:	illegible
Title:	illegible
WTF Stronghold LLC
By:
Name:
Title:

BTCSJC Music, LLC
By:
Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:
Ryan Aytay
The Aytay Revocable Trust, September 9, 2011
By:
Name:
Title:
Catherine B. Reynolds 2014 Irrevocable Grantor Trust f/b/o Megan Reynolds
By:
Name:
Title:
Catherine B. Reynolds Revocable Trust
By:
Name:
Title:
The Zafrira Avnur Revocable Trust dated March 3, 2015
By:	/s/ Zafrira Avnur
Name:	Zafrira Avnur, Ph.D.
Title:	CSO and Partner, Quark Venture
Lee Price Family Limited Partnership
By:
Name:
Title:
JDRF T1D Fund, LLC
By:
Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

Dennis Slutsky

Fran Slutsky

The Adam Slutsky Irrevocable Trust of 2012

By:
Name:
Title:

Illumina Innovation Fund I, L.P.

By:
Name:
Title:

Invus Public Equities, L.P.

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

Lime Street Ventures, LLC

By:	/s/ Paul S. Mashikian

Name:	Paul S. Mashikian
Title:	President

Mashikian Family Irrevocable GST Trust of 2018

By:	/s/ Paul S. Mashikian

Name:	Paul S. Mashikian
Title:	President

/s/ Paul S. Mashikian
Paul S. Mashikian

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

Samsung Securities Co., Ltd.

By:

Name:
Title:

Brian Gilbert, as trustee of the Brian T. Gilbert Revocable Trust, as equal tenant in common with the Catherine Gilbert Revocable Trust

By:

Name:	Brian T. Gilbert
Title:	Trustee

Catherine Gilbert, as trustee of the Brian T. Gilbert Revocable Trust, as equal tenant in common with the Brian T. Gilbert Revocable Trust

By:

Name:	Catherine Gilbert
Title:	Trustee

Sergey Iskoz Living Trust dated August 5, 2009, or his successor in trust

By:

Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

Valerie J. Friedman

Mark A. Friedman

Maxwell Harold Friedman 2010 Irrevocable Trust

By:
Name:
Title:

Alexander Milton Friedman 2010 Irrevocable Trust

By:
Name:
Title:

Daniel Aaron Friedman 2010 Irrevocable Trust

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

GV 2016, L.P.
By:	GV 2016 GP, L.P., its General Partner
By:	GV 2016 GP, L.L.C., its General Partner

By:
Name:
Title:

GV 2017, L.P.
By:	GV 2017 L.P., its General Partner
By:	GV 2017 GP, L.L.C., its General Partner

By:
Name:
Title:

GV 2019, L.P.
By:	GV 2019 L.P., its General Partner
By:	GV 2019 GP, L.L.C., its General Partner

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

Bridger Healthcare, Ltd.

By:	/s/ Neil Cammarosano
Name:	Neil Cammarosano
Title:	Director

20/20 SQZ Investors LLC

By:	/s/ Hillel Bachrach
Name:	Hillel Bachrach
Title:	Manager

20/20 SQZ Investors II LLC

By:	/s/ Hillel Bachrach
Name:	Hillel Bachrach
Title:	Manager

Strong Bridge, LLC

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Investors’ Rights Agreement]